Exhibit 99.1

CONTACT:

Terry R. Gibson

iGO, Inc.

(408) 399-6494

IGO, INC. FILES FORM 15 TO DEREGISTER ITS COMMON STOCK

SCOTTSDALE, Ariz., December 18, 2013 -- iGO, Inc. (OTCQB: IGOI) (the “Company”) today announced that it filed a Form 15 with the Securities and Exchange Commission to voluntarily deregister its common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Act"). The Company is eligible to deregister its common stock by filing a Form 15 under Section 12(g) of the Act because the Company currently has fewer than 300 holders of record of its securities. The Company expects that its obligation to file periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, under Section 13(a) of the Act will be suspended upon the filing of the Form 15. The deregistration under Section 12(g) of the Act is expected to be effective 90 days after the filing of the Form 15 at which time the Company’s other filing requirements under Section 13(a) of the Act will terminate.

Despite the filing of the Form 15, the Company’s obligation to file periodic reports under Section 15(d) of the Act will continue through at least January 1, 2014, at which time such obligations, except with respect to the Company’s 2013 Form 10-K, will also be suspended if the Company has less than 300 holders of record. The Company may also seek no action relief from the SEC requesting that the Company’s obligation to file its 2013 Form 10-K be suspended.

The Company’s common stock is currently traded on the OTCQB, operated by OTC Markets Group, a centralized electronic quotation service for over-the-counter securities. The Company expects that its common stock will continue to be quoted on the OTCQB until its periodic reporting obligations under Section 15(d) of the Act are suspended, at which time the Company anticipates its common stock will be traded on OTC Pink Market, so long as market makers demonstrate an interest in trading in the Company's common stock. However, there is no assurance that trading in the Company's common stock will continue on the OTC Pink Market or on any other securities exchange or quotation medium.

The decision of the Company's Board of Directors to deregister its common stock was based on the consideration of numerous factors, including the large costs of preparing and filing periodic reports with the SEC, the increased outside accounting, audit, legal and other costs and expenses associated with being a public company, the burdens placed on Company management to comply with reporting requirements, and the low trading volume in the Company's common stock. After deregistration of the Company’s common stock is effective and its periodic reporting requirements are suspended, the Company intends to continue to provide interim unaudited financial information and annual audited financial information to its stockholders.

About iGO, Inc.

iGO, Inc. offers a full line of innovative accessories for almost every mobile electronic device on the market. Whether a consumer wants to power, protect, listen to, share, cool, hold or connect to their device, iGO has the accessories they need.

iGO’s products are available at www.igo.com as well as through leading resellers and retailers. For additional information call 480-596-0061, or visit www.igo.com.

iGO® is a registered trademark of iGO, Inc. All other trademarks or registered trademarks are the property of their respective owners.

iGO, Inc. has adopted a Rights Agreement to deter acquisitions of 4.9% or more of the Company's common stock (subject to certain exceptions) by any group or person in order to protect the Company's ability to utilize its net loss carryforwards to reduce potential future federal income tax obligations.

Forward-looking statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. The words “believe,” “expect,” “anticipate,” “should,” and other similar statements of our expectation identify forward-looking statements. These forward-looking statements are based largely on management’s expectations and involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Risks that could cause results to differ materially from those expressed in these forward-looking statements include, among others, the risk that unforeseen events occur and delay the preparation and filing of the Form 15 and that the SEC does not accept or requires amendments to the Form 15 resulting in a delay in the deregistration of the Company’s common shares, the continued interest of market makers in trading the Company’s common stock and the Company’s decision to deregister its common stock under the Securities Exchange Act of 1934, as amended. Additionally, other factors that could cause actual results to differ materially from those set forth in, contemplated by, or underlying these forward-looking statements are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 under the heading “Risk Factors.” In light of these risks and uncertainties, the forward-looking statements contained in this press release may not prove to be accurate. The Company undertakes no obligation to publicly update or revise any forward-looking statements, or any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. Additionally, the Company does not undertake any responsibility to release publicly updates on any occurrence of unanticipated events which may cause actual results to differ from those expressed or implied by these forward-looking statements.